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                                                                   Exhibit 10.16




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This Agreement is made on the 29th day of September 1998

BETWEEN

(1) SIEMENS plc whose register office is at Siemens House, Oldbury, Bracknell, Berkshire, RG12 8FZ (the "Seller");

(2) CTI DATA SOLUTIONS INTERNATIONAL LIMITED whose registered office is situated at 854 Brighton Road, Purley, Surrey, CR8 2LZ (the "Buyer"); and

(3) CTI GROUP (HOLDINGS) INC whose registered office is situated at 901 South Trooper Road, PO Box 80360, Valley Forge, Pennsylvania 19484, United States of America ("CTIG").

WHEREAS

A. On 2nd February 1998 the Seller and the Buyer entered into a purchase and sale agreement (the "Sale Agreement") under which the Seller agreed to sell to the Buyer a telecommunications call management software and services business (the "Business").

B. The purchase price for the Business as set out in the Sale Agreement was $2,000,000 (the "Principal Sum") the payment of which was secured under a promissory note (the "Note") delivered by the Buyer to the Seller on 2nd February 1998 (the "Closing Date"). The Principal Sum becomes due and payable on 2nd February 2001 (the "Maturity Date"). Interest is payable on the Principal Sum at the rate of 10% per annum from the Closing Date to the Maturity Date and the Buyer has an obligation under the terms of the Note to pay the interest quarterly in arrears.

C. Pursuant to a post closing adjustment to the purchase price the Principal Sum was amended and increased to $2,278,000.

D. Contemporaneously with the execution and delivery of the Note CTIG executed and delivered to the Seller a security agreement (the "Security Agreement") and a pledge agreement (the "Pledge Agreement") and the Buyer executed and delivered to the Seller a debenture (the "Debenture") which documents provided a security interest in the assets of CTIG and the Buyer respectively as a security for the payment of the Principal Sum and the interest payable under the terms of the Note.

E. The parties hereto now wish to amend the amount payable as the Principal Sum and the amount payable as interest thereon.

Therefore it is agreed as follows:

1. The Principal Sum as set out in the Sale Agreement, the Note, the Security Agreement, the Pledge Agreement and the Debenture shall be amended in that all references to the Principal Sum as being $2,278,000 (formerly $2,000,000) shall be deleted and there shall be substituted the sum of $1,500,000.

2. The interest due and payable on the Principal Sum (calculated on the basis the Principal Sum is $2,278,000) amounting to $56,950 shall be paid no later than 30th September 1998.

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3. Save for the interest to be paid as referred to in clause 2 above it is agreed that no further interest shall be payable on the Principal Sum and the Seller hereby agrees to forever waive and release the Buyer from any obligation to pay any further interest and all references to such obligation in the Note, the Security Agreement, the Pledge Agreement and the Debenture shall have no meaning or effect.

4. In consideration for the Seller's agreement to change the amount due as the Principal Sum and to waive the interest payable as set out in clause 3 above, the Buyer hereby forever waives and releases the Seller from any liability in respect to breach of the warranties set out in Article IV of the Sale Agreement (including but not limited to any liability under warranties numbered 4.5, 4.11, 4.16 and 4.27) to the extent such warranties relate to any representation, promise or undertaking in respect to:

   4.1 the future sales revenue or performance of the Business or any deterioration in the same for any period after the Closing Date including, but not limited to, any deterioration in relation to sales to Siemens GEC Communication Systems Limited; and

   4.2 the state of or the costs in relation to the development of the C6 Win software package.

5. Save as expressly set out herein all other terms and conditions of the Sale Agreement, the Security Agreement, the Pledge Agreement, the Note and the Debenture shall not be amended and shall remain in full force and effect.

6. The parties shall execute any further documents and agreements as may be necessary to give effect to the terms set out herein.

7. This Agreement to the extent it relates to the Sale Agreement, the Note and the Debenture shall be subject to English law and to the extent it relates to the Security Agreement or the Pledge Agreement shall be subject to the law of the Commonwealth of Pennsylvania.

AS WITNESS the hands of the duly authorised representatives of the parties the day and year first above written.

Signed for and on behalf of
Siemens plc by its duly authorised signatory


Signature /s/[Illegible]
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Printed Name  William [Illegible]
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Title  Managing Director
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Signed for and on behalf of
CTI Date Solutions International Limited
by its duly authorised signatory

Signature /s/ A.P. Johns
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Printed Name  A.P. Johns
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Title  Chairman & Managing Director
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